UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2009

Aware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

(781) 276-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On October 14, 2009, Aware, Inc. entered into an Asset Purchase Agreement (the “Agreement”) with Lantiq Broadband Holdco Inc. and Lantiq Deutschland GmbH (together, “Lantiq”).  Lantiq is a newly formed fabless semiconductor company being spun out of Infineon Technologies AG (“Infineon”) and funded by Golden Gate Capital.  Infineon is a current digital subscriber line (“DSL”) licensing customer of Aware.

Under the terms of the Agreement, Aware agreed to sell to Lantiq for $6.75 million substantially all of the assets related to Aware’s home networking and DSL licensing business, including an approximately 40-person silicon IP development team and certain patents relating to Aware’s home networking and DSL technologies.  Lantiq will assume certain liabilities related thereto.  The parties agreed to indemnify each other for breaches of representations, warranties, covenants and other liabilities under certain circumstances, subject to limitations.  Indemnification by either party for a breach of a representation or warranty survives for a period of eighteen (18) months following the closing of the sale and is capped at twenty-five percent (25%) of the purchase price, except for a breach of certain fundamental representations, which survive indefinitely and are capped at the purchase price.

The closing of the sale is expected to occur by the end of 2009 and is subject to certain conditions relating to, among other things, the accuracy of Aware’s representations and warranties, the delivery of various certificates and ancillary agreements and the closing of the acquisition of Infineon’s Wireline Communications Division by Golden Gate Capital/Lantiq.

Aware and Lantiq have agreed that, after the closing of the sale: (i) they will amend and restate the existing license agreement between Aware and Infineon to provide for Lantiq’s continuing royalty payment obligations to Aware;  (ii) they will cooperate with each other with respect to embedded wireline diagnostic technology and products; (iii) Aware will sublease certain office and lab space to Lantiq at its main facilities in Bedford, Massachusetts; and (iv) subject to certain exceptions, Aware will not participate in the design, development and license of home networking and DSL  technology for the three years immediately following the closing of the sale.

Aware will file the Agreement as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Item 9.01.              Financial Statements and Exhibits.

No financial statements are required to be filed as part of this Report.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

By: /s/ Michael A. Tzannes
Michael A. Tzannes
Chairman & Chief Executive Officer

Date: October 20, 2009